Exhibit 10.5

BOX.NET, INC.

2006 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Box.Net, Inc. 2006 Stock Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s stockholders.

SECTION 2. DEFINITIONS

Certain terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1 Administration of the Plan

The Plan shall be administered by the established compensation committee of the Company, consisting of one or more members of the board of directors of the Company (the “Board”), subject to such authority and limitations as the Board deems appropriate (together with any subcommittees, the “Compensation Committee”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of the Compensation Committee acting as Plan Administrator, with respect to any persons subject to Section 16 of the Exchange Act, the provisions regarding “non-employee directors” as contemplated by Rule 16b-3(b)(3) under the Exchange Act, or any successor provision thereto. Members of the Compensation Committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. All references in the Plan to the “Plan Administrator” shall be, as applicable, to the Compensation Committee of the Company as appointed by the Board.

3.2 Administration and Interpretation by Plan Administrator

(a) Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have full power and exclusive authority, to the extent permitted by applicable law and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a committee comprised of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award or notice or agreement entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for administration of the Plan.

(b) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Board, whose determination shall be final.

(c) Decisions of the Plan Administrator shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Plan Administrator may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14.1, a maximum of 12,037,605 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b) The Plan Administrator shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Substitute Awards under the Plan. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d) Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 14.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Plan Administrator from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1 Form, Grant and Settlement of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to, or in tandem with, any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine.

6.2 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

6.3 Deferrals

The Plan Administrator may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Plan Administrator, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents.

6.4 Dividends and Distributions

Participants may, if the Plan Administrator so determines, be credited with dividends paid with respect to shares underlying an Award in a manner determined by the Plan Administrator in its sole discretion. The Plan Administrator may apply any restrictions to the dividends or dividend equivalents that the Plan Administrator deems appropriate. The Plan Administrator, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

SECTION 7. OPTIONS

7.1 Grant of Options

The Plan Administrator may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2 Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than the minimum exercise price required by Section 8.3 with respect to Incentive Stock Options except in the case of Substitute Awards.

7.3 Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option (the “Option Term”) shall be as established for that Option by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. For Incentive Stock Options, the Option Term shall be as specified in Section 8.4.

7.4 Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Companies From the Vesting Commencement Date	Portion of Total Option That Is Vested and Exercisable
After 1 year	1/4
Each additional one-month period of continuous service completed thereafter	An additional 1/48
After 4 years	100%

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Sections 7.5 and 12. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) tendering (either actually or, if and as so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant, which on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option (such shares must have been owned by the Participant for at least six months or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes);

(d) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(e) such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant (including directors and executive officers) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of the purchase price of the Common Stock by a promissory note or (ii) the guarantee by the Company of a loan obtained by the Participant from a third party. Such notes or loans must be full recourse to the extent necessary to avoid charges to the Company’s earnings for financial reporting purposes. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.

7.6 Effect of Termination of Service

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of

(i) if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;

(ii) if the Participant’s Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

(iii) the last day of the Option Term (the “Option Expiration Date”).

Notwithstanding the foregoing, if a Participant dies after the Participant’s Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(c) A Participant’s change in status from an employee to a nonemployee director, consultant, advisor or independent contractor or a change in status from a nonemployee director, consultant, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this Section 7.6.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1 Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.3 Exercise Price

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4 Option Term

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the Option Term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

8.5 Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant’s Termination of Service if termination was for reasons other than death or Disability, (b) more than one year after the date of a Participant’s Termination of Service if termination was by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6 Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7 Code Definitions

For the purposes of this Section 8, “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.8 Promissory Notes

The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1 Grant of Stock Appreciation Rights

The Plan Administrator may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Plan Administrator shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Plan Administrator determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Plan Administrator or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2 Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Plan Administrator as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Plan Administrator in its sole discretion.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1 Grant of Stock Awards, Restricted Stock and Stock Units

The Plan Administrator may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Plan Administrator shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2 Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Plan Administrator, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3 Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 11. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Plan Administrator deems appropriate, the Plan Administrator may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines.

SECTION 12. WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Plan Administrator may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld may not exceed the employer’s minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for less than six months if such limitation is necessary to avoid a charge to the Company for financial reporting purposes.

SECTION 13. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award, subject to such terms and conditions as the Plan Administrator shall specify.

SECTION 14. ADJUSTMENTS

14.1 Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator shall make proportional adjustments in: (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2(d); and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 14.1 but shall be governed by Sections 14.2 and 14.3, respectively.

14.2 Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options, Stock Appreciation Rights and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

14.3 Company Transaction

14.3.1 Effect of a Company Transaction

Notwithstanding any other provision of the Plan to the contrary, unless the Plan Administrator shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Company Transaction that is not a Related Party Transaction, 25% of the unvested portion of the outstanding Awards shall become fully and immediately exercisable or payable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Company Transaction, unless such Awards are assumed or substituted for by the Successor Company. Notwithstanding the foregoing, with respect to outstanding Options or Stock Appreciation Rights, the Plan Administrator, in its sole discretion, may instead provide that such Awards shall terminate upon consummation of such Company Transaction and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options or SARs (either to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Plan Administrator in its sole discretion) exceeds (b) the respective aggregate exercise price for such Options or grant price for such SARs. If and to the extent the Successor Company assumes or substitutes outstanding Awards, the forfeiture provisions applicable to such Awards shall not lapse, and all such restrictions shall continue with respect to any shares of the Successor Company or other consideration that may be issued in exchange or in substitution for such Awards.

14.3.2 Assumption or Substitution

For the purposes of this Section 14.3, an Award shall be considered assumed or substituted for if following the Company Transaction an option or right confers the right to purchase or receive, for each Common Share subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash, or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Plan Administrator may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.

14.4 Further Adjustment of Awards

Subject to Sections 14.2 and 14.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

14.5 No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.6 Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 15. FIRST REFUSAL RIGHTS

15.1 First Refusal Rights

Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by a Participant of any shares of Common Stock issued pursuant to an Award. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the stock purchase agreement evidencing the purchase of the shares.

15.2 General

The Company may not exercise its first refusal rights under Section 15.1 earlier than six months and one day following the date the shares were purchased by a Participant (or any shorter period determined by the Company to be sufficient to avoid a charge to the Company’s earnings for financial reporting purposes or required by applicable law).

The Company’s first refusal rights under this Section 15 are assignable by the Company at any time.

SECTION 16. MARKET STANDOFF

In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed 180 days after the effective date of the registration statement, plus, if requested by the Company, an extension of up to an additional 37 days to enable compliance with NYSE Rule 472 or NASD Conduct Rule 2711. The limitations of this Section 16 shall in all events terminate two years after the effective date of the Company’s initial public offering.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 16, to the same extent the purchased shares are at such time covered by such provisions.

In order to enforce the limitations of this Section 16, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

SECTION 17. AMENDMENT AND TERMINATION

17.1 Amendment, Suspension or Termination

The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan. Subject to Section 17.3, the Board may amend the terms of any outstanding Award, prospectively or retroactively.

17.2 Term of the Plan

The Plan shall have no fixed expiration date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the adoption of the Plan by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

17.3 Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1 No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2 Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3 Indemnification

Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. Notwithstanding the prior sentence, the indemnification provisions of this Section 18.3 shall not apply if such loss, cost, liability or expense is a result of such person’s own willful misconduct.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4 No Rights as a Stockholder

Unless otherwise provided by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement, no Option, Stock Appreciation Right or Stock Unit shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5 Compliance With Laws and Regulations

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

18.6 Participants in Other Countries or Jurisdictions

Without amending the Plan, the Plan Administrator may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan, which may, in the judgment of the Plan Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8 Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10 Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.

18.11 Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.12 Appendix Provisions

Participants who are residents of the State of California shall be subject to the additional terms and conditions set forth in Appendix B to the Plan until such time as the Common Stock becomes a “listed” security under the Securities Act.

SECTION 19. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is adopted by the Board. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon consummation of a Company Transaction in respect of a share of Common Stock.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit or cash-based award or other incentive payable in cash or in shares of Common Stock, as may be designated by the Plan Administrator from time to time.

“Board” means the Board of Directors of the Company, including any committees formed and approved by the members of the Board of the Company in accordance with its Bylaws.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, violation of a noncompetition agreement, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Board, whose determination shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, no par value, of the Company.

“Company” means Box.Net, Inc., a Washington corporation.

“Company Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company or other entity;

(b) a sale in one transaction or a series of transactions undertaken with a common purpose of at least a majority in voting power of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Disability,” unless otherwise defined by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Board, each of whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the per share fair market value of the Common Stock as established in good faith by the Plan Administrator or, if the Common Stock is publicly traded, the average of the high and low trading prices for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Plan Administrator using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” has the meaning set forth in Section 7.6.

“Option Term” means the maximum term of an Option as set forth in Section 7.3.

“Participant” means any Eligible Person to whom an Award is granted.

“Plan” means the Box.Net, Inc. 2006 Stock Incentive Plan.

“Plan Administrator” means the Board.

“Related Company” means any entity that, directly or indirectly, is in control of, is controlled by or is under common control with the Company.

“Related Party Transaction” means (a) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger or consolidation; (b) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority-owned subsidiary company; or (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction, converting the Company to a limited liability company or creating a holding company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “retirement” as defined for purposes of the Plan by the Plan Administrator or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Plan Administrator.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company, the acquiring company or its parent, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Board, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Board determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which an Award begins to vest.

APPENDIX B

TO THE BOX.NET, INC.

2006 STOCK INCENTIVE PLAN

(For California Residents Only)

This Appendix to the Box.Net, Inc. 2006 Stock Incentive Plan (the “Plan”) shall have application only to Participants who are residents of the State of California. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Appendix. Notwithstanding any provision contained in the Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all Awards granted to residents of the State of California, until such time as the Common Stock becomes a “listed security” under the Securities Act:

1. Nonqualified Stock Options shall have an exercise price that is not less than 85% of the Fair Market Value of the Common Stock at the Grant Date, except that the exercise price shall be at least 110% of the Fair Market Value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary companies.

2. The purchase price for any shares of Common Stock that may be purchased under the Plan (“Stock Purchase Rights”) shall be at least 85% of the Fair Market Value of the Common Stock at the time the Participant is granted the Stock Purchase Right or at the time the purchase is consummated. Notwithstanding the foregoing, the purchase price shall be at least 100% of the Fair Market Value of the Common Stock at the time the Participant is granted the Stock Purchase Right or at the time the purchase is consummated in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary companies.

3. Options shall have a term of not more than ten years from the Grant Date.

4. Awards shall be nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its discretion, may permit distribution of an Option to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in Rule 16a-1(e) under the Exchange Act.

5. Options shall become exercisable at the rate of at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions such as continued employment. However, in the case of an Option granted to officers, directors or consultants of the Company or a Related Company, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or a Related Company.

R-B

6. Unless employment or services are terminated for Cause, the right to exercise an Option in the event of Termination of Service, to the extent that the Participant is otherwise entitled to exercise an Option on the date of Termination of Service, shall be

a. at least six months from the date of a Participant’s Termination of Service if termination was caused by death or Disability; and

b. at least 30 days from the date of a Participant’s Termination of Service if termination of employment was caused by other than death or Disability;

c. but in no event later than the Option Expiration Date.

7. No Award may be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the stockholders.

8. Any Award exercised before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained within 12 months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is obtained.

9. The Company shall provide annual financial statements of the Company to each California resident holding an outstanding Award under the Plan. Such financial statements need not be audited and need not be issued to key employees whose duties at the Company assure them access to equivalent information.

10. Any right of repurchase on behalf of the Company in the event of a Participant’s Termination of Service shall be (a) at a purchase price that is not less than the Fair Market Value of the securities upon Termination of Service, and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of Termination of Service (or in the case of securities issued upon exercise of Options after the date of Termination of Service, within 90 days after the date of the exercise), and the right shall terminate when the Company’s securities become publicly traded; or (b) at the original purchase price, provided that the right to repurchase at the original purchase price lapses at the rate of at least 20% of the shares per year over five years from the date the Option or Stock Purchase Right is granted (without respect to the date the Option or Stock Purchase Right was exercised or became exercisable) and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of Termination of Service (or in the case of securities issued upon exercise of Options after the date of Termination of Service, within 90 days after the date of the exercise). In addition to the restrictions set forth in clauses (a) and (b), the securities held by an officer, director or consultant of the Company or a Related Company may be subject to additional or greater restrictions.

R-B

BOX.NET, INC.

2006 STOCK INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Box.Net, Inc. (the “Company”) hereby grants to Participant an Option (the “Option”) to purchase shares of the Company’s Common Stock. The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this “Grant Notice”) and in the Stock Option Agreement and the Company’s 2006 Stock Incentive Plan (the “Plan”), which are attached to and incorporated into this Grant Notice in their entirety.

Participant:	<<Optionee>>

Grant Date:	<<Grant_Date>>

Vesting Commencement Date:	<<VestDate>>

Number of Shares Subject to Option:	<<NoShares>>

Exercise Price (per Share):	<<Price>>

Option Expiration Date:	<<Expiration>> (subject to earlier termination in accordance with the terms of the Plan and the Stock Option Agreement)

Type of Option:	☐ Incentive Stock Option*	☐ Nonqualified Stock Option

Vesting and Exercisability Schedule:	<<Vesting_Schedule>>

Additional Terms/Acknowledgement: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Participant further acknowledges that as of the Grant Date, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Option and supersede all prior oral and written agreements on the subject[, with the exception of the following agreements:                     ].

BOX.NET, INC.:	PARTICIPANT:

By:
Its:	Signature
Date:
Attachments:	Address:
1. Stock Option Agreement
2. 2006 Stock Incentive Plan	Taxpayer ID:

*	See Sections 3 and 4 of the Stock Option Agreement.

BOX.NET, INC.

2006 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

Pursuant to your Stock Option Grant Notice (the “Grant Notice”) and this Stock Option Agreement, Box.Net, Inc. has granted you an Option under its 2006 Stock Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice (the “Shares”) at the exercise price indicated in your Grant Notice. Capitalized terms not explicitly defined in this Stock Option Agreement but defined in the Plan have the same definitions as in the Plan.

The details of the Option are as follows:

1. Vesting and Exercisability. Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice, provided that vesting will cease upon your Termination of Service and the unvested portion of the Option will terminate.

2. Securities Law Compliance. Notwithstanding any other provision of this Agreement, you may not exercise the Option unless the Shares issuable upon exercise are registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

3. Incentive Stock Option Qualification. If so designated in your Grant Notice, all or a portion of the Option is intended to qualify as an Incentive Stock Option under federal income tax law, but the Company does not represent or guarantee that the Option qualifies as such.

If the Option has been designated as an Incentive Stock Option and the aggregate Fair Market Value (determined as of the grant date) of the shares of Common Stock subject to the portions of the Option and all other Incentive Stock Options you hold that first become exercisable during any calendar year exceeds $100,000, any excess portion will be treated as a Nonqualified Stock Option, unless the Internal Revenue Service changes the rules and regulations governing the $100,000 limit for Incentive Stock Options. A portion of the Option may be treated as a Nonqualified Stock Option if certain events cause exercisability of the Option to accelerate.

4. Notice of Disqualifying Disposition. To the extent the Option has been designated as an Incentive Stock Option, to obtain certain tax benefits afforded to Incentive Stock Options, you must hold the Shares issued upon the exercise of the Option for two years after the Grant Date and one year after the date of exercise. You may be subject to the alternative minimum tax at the time of exercise. You should obtain tax advice when exercising the Option and prior to the disposition of the Shares. By accepting the Option, you agree to promptly notify the Company if you dispose of any of the Shares within one year from the date you exercise all or part of the Option or within two years from the Grant Date.

5. Method of Exercise. You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state your election to exercise the Option and the number of Shares for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing. You may make this payment in any combination of the following: (a) by cash; (b) by check acceptable to the Company; (c) if permitted by the Plan Administrator, by having shares of Common Stock that would otherwise be issued to you upon exercise of the Option withheld to pay the exercise price; (d) if permitted by the Plan Administrator, by using shares of Common Stock you have owned for at least six months; (e) if the Common Stock is registered under the Exchange Act and to the extent permitted by law, by instructing a broker to deliver to the Company the total payment required, all in accordance with the regulations of the Federal Reserve Board; or (f) by any other method permitted by the Plan Administrator.

6. Repurchase and First Refusal Rights. So long as the Common Stock is not registered under the Exchange Act, the Company may, in its sole discretion at the time of exercise, require you to sign a stock purchase agreement, in the form to be provided, pursuant to which you will grant to the Company certain repurchase and/or first refusal rights to purchase the Shares acquired by you upon exercise of the Option. Upon request to the Company, you may review a current form of this agreement prior to exercise of the Option.

7. Market Standoff. By exercising the Option you agree that the Shares will be subject to the market standoff restrictions on transfer set forth in the Plan.

8. Treatment Upon Termination of Employment or Service Relationship. The unvested portion of the Option will terminate automatically and without further notice immediately upon termination of your employment or service relationship with the Company or a Related Company for any reason (“Termination of Service”). You may exercise the vested portion of the Option as follows:

(a) General Rule. You must exercise the vested portion of the Option on or before the earlier of (i) three months after your Termination of Service and (ii) the Option Expiration Date;

(b) Retirement or Disability. If your employment or service relationship terminates due to Retirement or Disability, you must exercise the vested portion of the Option on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date.

(c) Death. If your employment or service relationship terminates due to your death, the vested portion of the Option must be exercised on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date. If you die after your Termination of Service but while the Option is still exercisable, the vested portion of the Option may be exercised until the earlier of (x) one year after the date of death and (y) the Option Expiration Date; and

(d) Cause. The vested portion of the Option will automatically expire at the time the Company first notifies you of your Termination of Service for Cause, unless the Plan

Administrator determines otherwise. If your employment or service relationship is suspended pending an investigation of whether you will be terminated for Cause, all your rights under the Option likewise will be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after your Termination of Service, any Option you then hold may be immediately terminated by the Plan Administrator.

The Option must be exercised within three months after termination of employment for reasons other than death or Disability and one year after termination of employment due to Disability to qualify for the beneficial tax treatment afforded Incentive Stock Options.

It is your responsibility to be aware of the date the Option terminates.

9. Limited Transferability. During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution. The Plan provides for exercise of the Option by a beneficiary designated on a Company-approved form or the personal representative of your estate. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Internal Revenue Code of 1986, the Plan Administrator, in its sole discretion, may permit you to assign or transfer the Option, subject to such terms and conditions as specified by the Plan Administrator.

10. Withholding Taxes. As a condition to the exercise of any portion of an Option, you must make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise.

11. Option Not an Employment or Service Contract. Nothing in the Plan or any Award granted under the Plan will be deemed to constitute an employment contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate your employment or other relationship at any time, with or without Cause.

12. No Right to Damages. You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within three months (one year in the case of Retirement, Disability or death) of your Termination of Service or if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of your Termination of Service for any reason even if the termination is in violation of an obligation of the Company or a Related Company to you.

13. Binding Effect. This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

14. Section 409A Compliance. Notwithstanding any provision in the Plan to the contrary, the Plan Administrator may, at any time and without your consent, modify the terms of the Option as it determines appropriate to avoid the imposition of additional taxes under Section 409A of the Code.

[For non-US Residents only]:

15. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the grant of the Option evidenced hereby, you acknowledge: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when options will be granted, the number of shares subject to each option, the option price, and the time or times when each option will be exercisable, will be at the sole discretion of the Company; (d) that your participation in the Plan is voluntary; (e) that the value of the Option is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (f) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) that the vesting of the Option ceases upon your Termination of Service for any reason except as may otherwise be explicitly provided in the Plan or this Agreement or otherwise permitted by the Plan Administrator; (h) that the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty; and (i) that if the Shares underlying the Option do not increase in value, the Option will have no value.

16. Employee Data Privacy. By entering this Agreement, you (a) authorize the Company and your employer, if different, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Option and the administration of the Plan; (b) waive any data privacy rights you may have with respect to such information; and (c) authorize the Company and its agents to store and transmit such information in electronic form.

BOX, INC.

2006 STOCK INCENTIVE PLAN

EXERCISE NOTICE AND STOCK PURCHASE AGREEMENT

By your signature and the signature of the representative of Box, Inc. (the “Company”) below, you and the Company agree that you are purchasing shares of the Company’s Class A Common Stock subject to the terms and conditions of the Company’s 2006 Stock Incentive Plan (the “Plan”), the agreement evidencing the applicable Option (the “Option Agreement”) and this Exercise Notice and Stock Purchase Agreement (this “Agreement”). Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan.

Purchaser:	Employee Name

Address:	Address Address

Taxpayer I.D. number:

Total number of shares for which Option is being exercised now (these shares are referred to below as “Shares”):

Total exercise price for Shares:	Amount

(Note: If you are exercising more than one stock option under this Agreement, please complete Attachment A instead of completing the following four items):

Option Grant Number:	Number

Option Grant Date	Date

Vesting Start Date	Date

Type of Option:	☐ Incentive Stock Option ☐ Nonqualified Stock Option

Exercise price per share:	$

Total number of shares subject to Option:	Shares

IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated below.

BOX, INC.		PARTICIPANT

By:
Its:		Signature
Date:	Date:
☐ Check Box if Not Legally Married
PARTICIPANT’S SPOUSE

Signature
Print Name:

BOX, INC.

2006 EQUITY INCENTIVE PLAN

STOCK PURCHASE AGREEMENT

1. Payment of Exercise Price

Prior to or concurrently with the delivery of this Agreement to the Company, you have delivered the exercise price for the Shares in accordance with the terms of the Plan and the Option Agreement.

2. Securities Law Compliance

2.1 You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of the purchase of the Shares, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Shares and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company.

2.2 You hereby confirm that you have been informed that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws pursuant to exemptions from registration. You further confirm that you understand that the reliance by the Company on such exemptions is predicated in part on the truth and accuracy of the statements by you in this Agreement.

2.3 You hereby represent and warrant that you are purchasing the Shares for your own account, for investment purposes only, and not with a view towards the distribution or public offering of all or any part of the Shares.

2.4 You hereby confirm that you understand that because the Shares have not been registered under the Securities Act, you must continue to bear the economic risk of the investment for an indefinite period of time and the Shares cannot be sold unless the Shares are subsequently registered or an exemption from registration is available.

2.5 You hereby agree that you will in no event sell or distribute all or any part of the Shares only pursuant to the terms of this Agreement and if (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or, in the Company’s sole discretion, the Company otherwise satisfies itself that such transaction is exempt from registration.

2.6 You hereby consent to the placing of a legend on your certificate(s) as set forth in Section 5 and to the placing of a stop-transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed.

2.7 You hereby confirm that you understand that at the present time Rule 144 of the Securities and Exchange Commission (the “SEC”) may not be relied on for the resale or distribution of the Shares by you. You understand that the Company has no obligation to you to register the Shares with the SEC and has not represented to you that it will so register the Shares.

2.8 You confirm that you have been advised, prior to your purchase of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares have not been registered under any of the Acts and therefore cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

2.9 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

3. Transfer Restrictions

3.1 Restrictions on Transfer. Shares will not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in contravention of the provisions of this Agreement. Except as otherwise provided in this Agreement, the Shares may not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of without the Company’s prior written consent, which consent will not be unreasonably withheld. If the Company’ consents to such sale, transfer, assignment, pledge, encumbrance or other disposal of the Shares, you agree to (a) pay the Company a transfer processing fee of $3,500 per transaction (whereby transfers to separate transferees shall be deemed to be separate transactions); and (b) provide an opinion of your legal counsel and the counsel of the transferee (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration under applicable securities laws or, in the Company’s sole discretion, the Company otherwise satisfies itself that such transaction is exempt from registration under applicable securities laws. Such restrictions on transfer, however, will not apply to a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by you in connection with the acquisition of the Shares.

3.2 Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement, to the same extent the Shares would be so subject if retained by you.

3.3 Market Standoff. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you or any transferee (either being referred to herein as “you”) agree not to sell, make any short sale of, loan, hypothecate, pledge, assign, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or its underwriters; provided, however, that in no event shall such period exceed (a) 180 days after the effective date of the registration statement for such public offering or (b) such longer period requested by the underwriter as is necessary to comply with regulatory restrictions on the publication of research reports (including, but not limited to, NYSE Rule 472 or NASD Conduct Rule 2711). This market standoff provision will be in effect no longer than two years after the effective date of the Company’s initial public offering.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this Section 3.3, to the same extent the Shares are at such time covered by such provisions.

In order to enforce the limitations of this Section 3.3, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable standoff period.

3.4 Additional Condition for Significant Shareholders. If upon the purchase of Shares pursuant to this Agreement you will hold 1% of more of the Company’s outstanding shares of Common Stock, you must become a party to the Company’s Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of October 5, 2011, or the current version of such agreement (the “Co-Sale Agreement”), as a “Founder” for purposes of the Co-Sale Agreement; provided however, that (a) the 120-day time period for the Right of First Refusal for the Shares pursuant to Section 4 of this Agreement will run concurrently with any right of first refusal under the Co-Sale Agreement; and (b) the Right of First Refusal for the Shares pursuant to Section 4 of this Agreement shall only apply to the Shares that are not purchased by the Company and/or the investors in the Company pursuant to the terms of the Co-Sale Agreement.

4. Company’s Right of First Refusal

Before any Shares held by you may be sold or otherwise transferred (including any assignment, pledge, encumbrance or other disposition of the Shares, but not a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by you in connection with the acquisition of the Shares), the Company will have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 4 (the “Right of First Refusal”). The Company shall have the right to assign all or any portion of its Right of First Refusal to any current stockholder of the Company, any other third party or any combination of any of the foregoing, in its sole discretion. Such Right of First Refusal will terminate on the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act.

4.1 In the event you desire to accept a bona fide third-party offer for the sale or transfer of any or all of the Shares, you will promptly deliver to the Company a written notice (the “Notice”) stating the terms and conditions of any proposed sale or transfer, including (a) your bona fide intention to sell or otherwise transfer such Shares, (b) the name of each proposed purchaser or other transferee (the “Proposed Transferee”), (c) the number of Shares to be transferred to each Proposed Transferee, and (d) the bona fide cash price or other consideration for which you propose to transfer the Shares (the “Offered Price”). You will provide satisfactory proof that the disposition of such shares to such Proposed Transferee would not be in contravention of the provisions of Section 3 and you will offer to sell the Shares at the Offered Price to the Company or its assignee(s), as the case may be.

4.2 At any time within 120 days after receipt of the Notice, the Company or one or more of its assignees or both may, by giving written notice to you, elect to purchase all or any portion of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with Section 4.3.

4.3 The purchase price for the Shares purchased under this Section 4 will be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the noncash consideration will be determined by the Board in good faith.

4.4 Payment of the purchase price will be made, in the discretion of the Plan Administrator, either (a) in cash (by check), by cancellation of all or a portion of any of your outstanding indebtedness to the Company or such assignee(s), or by any combination thereof, within 120 days after receipt of the Notice or (b) in the manner and at the time(s) set forth in the Notice.

4.5 If any of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or one or more of its assignees as provided in this Section 4, subject to the terms and conditions of Section 3, then you may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price; provided that such sale or other transfer is consummated within 150 days after the date of the Notice; and provided, further, that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Agreement, including without limitation, this Section 4 will continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if you propose to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice will be given to the Company, and the Company or its assignee will again be offered the Right of First Refusal before any Shares held by you may be sold or otherwise transferred.

5. Legends

You understand and agree that the Shares are subject to first refusal rights and other transfer restrictions, as set forth in this Agreement. You understand that the certificate(s) representing the Shares will bear legends in substantially the following forms:

“The securities represented by this certificate are subject to certain restrictions on public resale and transfer and first refusal rights held by the issuer and/or its assignee(s) and may not be sold, assigned, transferred, encumbered or in any way disposed of except as set forth in a stock purchase agreement between the issuer and the original purchaser of these shares, a copy of which may be obtained at the principal office of the issuer. Such transfer restrictions and first refusal rights are binding on transferees of these shares.”

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or under applicable state securities laws. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The issuer of these securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that the proposed transfer or resale is in compliance with the Act and any applicable state securities laws.”

6. Stop-Transfer Notices; Book Entry Registration of Shares

6.1 You understand and agree that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

6.2 The Company may issue the Shares by registering the Shares in book entry form with the Company’s transfer agent in your name in which case the applicable restrictions will be noted in the records of the Company’s transfer agent in the book entry system.

7. Independent Tax Advice

You acknowledge that determining the actual tax consequences to you of exercising the Option or disposing of the Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law, and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you prior to exercising the Option or disposing of the Shares. Prior to exercising the Option, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the exercise of the Option in light of your specific situation or have had the opportunity to consult with such a tax advisor but chose not to do so.

8. Withholding and Disposition of Shares

As described in the Option Agreement, you will make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise upon purchase of the Shares. If you are exercising an Incentive Stock Option, you agree to notify the Company if any Shares are disposed of within one year from the date hereof or two years from the Grant Date.

9. General Provisions

9.1 Assignment. The Company may assign its Right of First Refusal at any time, in whole or in part, whether or not such rights are then exercisable, to any person or entity selected by the Board, including, without limitation, one or more stockholders of the Company.

9.2 Notices. Any notice required in connection with (a) the Company’s first refusal rights or (b) the disposition of any Shares covered thereby will be given in writing and will be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated in this Agreement or at such other address as such party may designate by 10 days’ advance written notice under this Section 9.2 to all other parties to this Agreement.

9.3 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

9.4 Cancellation of Shares. If the Company or its assignees will make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased by the Company pursuant to the exercise of the Company’s first refusal rights in accordance with the provisions of this Agreement, then, from and after such time, you will no longer have any rights as a purchaser of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares will be deemed purchased in accordance with the applicable provisions of this Agreement and the Company or its assignees will be deemed the owner and purchaser of such Shares, whether or not the certificates therefor have been delivered as required by this Agreement.

9.5 Purchaser Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Shares pursuant to the express provisions of this Agreement.

9.6 Agreement Is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

9.7 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

9.8 No Employment or Service Contract. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, to terminate your employment or services on behalf of the Company, for any reason, with or without cause.

9.9 Stockholder of Record. You will be recorded as a stockholder of the Company and will have, subject to the provisions of this Agreement and the Plan, all the rights of a stockholder with respect to the Shares.

9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

9.11 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California.

[Signature pages follow]

BOX, INC.

By:
Title:
Address:

Date:

Purchaser

Printed Name

By his or her signature below, your spouse, if you are legally married as of the date of your execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions of this Agreement and of the Plan, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

Dated:

Spouse’s Signature

Printed Name

By his or her signature below, you represent that you are not legally married as of the date of executing this Agreement.

Dated:

Purchaser’s Signature

ATTACHMENT A

(To be completed only if you are exercising more than one Option)

Please complete for each Option you are exercising.

Option Grant Date	Type of Option: Incentive Stock Option (“ISO”) Nonqualified Stock Option (“NSO”) (please circle one)	Exercise Price Per Share	Number of Shares to be Exercised
	ISO/NSO	$
	ISO/NSO	$
	ISO/NSO	$
	ISO/NSO	$
	ISO/NSO	$

RECEIPT FOR ISO EXERCISE

                                              hereby acknowledges receipt from                                                   (“Purchaser”) in payment for                      shares of Class A Common Stock of Box, Inc., a Delaware corporation, of $                                 in the form of

☐	Cash

☐	Check (personal, cashier’s or bank certified)

☐	shares of the Company’s Common Stock, fair market value $ per share, held by the Purchaser

☐	Copy of irrevocable instructions to broker

☐	Other:

Exercise Date:	By:
(Date Company receives both the executed Exercise Notice and payment)

Per share FMV on such date: $	For: Box, Inc.

RECEIPT FOR NSO EXERCISE

                                                  hereby acknowledges receipt from                                                   (“Purchaser”) in payment for                      shares of Class A Common Stock of Box, Inc., a Delaware corporation, and applicable tax withholding, of $                         in the form of

☐	Cash

☐	Check (personal, cashier’s or bank certified)

☐	shares of the Company’s Common Stock, fair market value $ per share, withheld by the Company but otherwise issuable on exercise of an option

☐	shares of the Company’s Common Stock, fair market value $ per share, held by the Purchaser

☐	Copy of irrevocable instructions to broker

☐	Other:

Exercise Date:	By:
(Date Company receives both the executed Exercise Notice and payment)

Per share FMV on such date: $	For: Box, Inc.

BOX.NET, INC.

2006 STOCK INCENTIVE PLAN

STOCK AWARD NOTICE

Box.Net, Inc. (the “Company”) hereby grants to you a Stock Award (the “Award”) for shares of the Company’s common stock under the Company’s 2006 Stock Incentive Plan (the “Plan”). The Award is subject to all the terms and conditions set forth in this Stock Award Notice (the “Award Notice”) and in the Stock Award Agreement and the Plan, which are attached to and incorporated into the Award Notice in their entirety.

Participant:

Grant Date:

Number of Shares Subject to the Award (the “Shares”):

Fair Market Value Per Share on Grant Date:	$

Purchase Price (per Share)	$

Vesting Schedule:	[insert vesting schedule]

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, the Award Notice, the Stock Award Agreement and the Plan. You further acknowledge that as of the Grant Date, the Award Notice, the Stock Award Agreement and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject[, with the exception of the following agreements:                     ].

BOX.NET, INC.	PARTICIPANT

By:	[Name]
Title:	Taxpayer ID:
Address:

☐ Check Box if Not Legally Married

Attachments:	PARTICIPANT’S SPOUSE

1. Stock Award Agreement
2. 2006 Stock Incentive Plan
Signature
Print Name:

BOX.NET, INC.

2006 STOCK INCENTIVE PLAN

STOCK AWARD AGREEMENT

Pursuant to your Stock Award Notice (the “Award Notice”) and this Award Agreement (this “Agreement”), Box.Net, Inc. (the “Company”) has granted you a Stock Award (the “Award”) under its 2006 Stock Incentive Plan (the “Plan”) for the number of shares of the Company’s Common Stock (the “Shares”) indicated in your Award Notice. Capitalized terms not defined in this Agreement but defined in the Plan have the same definitions as in the Plan.

The details of the Award are as follows:

1.	Vesting

[insert vesting schedule]

2.	Consideration for Award

[insert consideration amount]

3.	Securities Law Compliance

3.1 You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Shares, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Shares and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company.

3.2 You hereby confirm that you have been informed that the Shares have not been registered under the Securities Act, or any state securities laws pursuant to exemptions from registration. You further confirm that you understand that the reliance by the Company on such exemptions is predicated in part on the truth and accuracy of the statements by you in this Agreement.

3.3 You hereby represent and warrant that you are receiving the Shares for your own account, for investment purposes only, and not with a view towards the distribution or public offering of all or any part of the Shares.

3.4 You hereby confirm that you understand that because the Shares have not been registered under the Securities Act, you must continue to bear the economic risk of the investment for an indefinite period of time and the Shares cannot be sold unless the Shares are subsequently registered or an exemption from registration is available.

3.5 You hereby agree that you will in no event sell or distribute all or any part of the Shares unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the Company has no obligation to you to register the Shares with the Securities and Exchange Commission (the “SEC”) and has not represented to you that it will so register the Shares.

3.6 You hereby consent to the placing of a legend on your certificate(s) as set forth in Section 6 and to the placing of a stop-transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed.

3.7 You hereby confirm that you understand that at the present time Rule 144 of the SEC may not be relied on for the resale or distribution of the Shares by you. You understand that the Company has no obligation to you to register the Shares with the SEC and has not represented to you that it will so register the Shares.

3.8 You hereby confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares have not been registered under any of the Acts and therefore cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

3.9 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

4.	Transfer Restrictions

4.1 Restrictions on Transfer of Shares. The Shares may not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in contravention of the provisions of this Agreement. Except as otherwise provided in this Agreement, such restrictions on transfer, however, will not apply to (a) a gratuitous transfer of the Shares, provided, and only if, you obtain the Company’s prior written consent to such transfer, (b) a transfer of title to the Shares effected pursuant to your will or laws of intestate succession, or (c) a transfer to the Company in pledge as a security for any purchase-money indebtedness incurred by you in connection with the acquisition of the Shares.

4.2 Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in Section 4.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement, to the same extent the Shares would be so subject if retained by you.

4.3 Market Standoff. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you, or any transferee, agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Shares without the prior written consent of the Company or its underwriters. Such limitations will be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event will such period exceed (a) 180 days after the effective date of the registration statement for such public offering or (b) such longer period requested by the underwriters as is necessary to comply with regulatory restrictions on the publication of research reports (including, but not limited to, NYSE Rule 472 or NASD Conduct Rule 2711). The limitations of this Section 4.3 will in all events terminate two years after the effective date of the Company’s initial public offering.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the Shares will be immediately subject to the provisions of this Section 4.3, to the same extent the Shares are at such time covered by such provisions.

In order to enforce the limitations of this Section 4.3, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable standoff period.

5.	Right of First Refusal

5.1 Right of First Refusal. Before you may sell or otherwise transfer any of the Shares (including any assignment, pledge, encumbrance or other disposition of the Shares), the Company or its assignee will have an assignable right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 5 (the “Right of First Refusal”). Such Right of First Refusal will terminate on the initial registration of the Company’s common stock under Section 12(b) or 12(g) of the Exchange Act.

5.2 Notice to the Company. In the event you desire to accept a bona fide third-party offer for the sale or transfer of any or all of the Shares, you will promptly deliver to the Company a written notice (the “Notice”) stating the terms and conditions of any proposed sale or transfer, including (a) your bona fide intention to sell or otherwise transfer such Shares, (b) the name of each proposed purchaser or other transferee (the “Proposed Transferee”), (c) the number of Shares to be transferred to each Proposed Transferee, and (d) the bona fide cash price or other consideration for which you propose to transfer the Shares (the “Offered Price”). You will provide satisfactory proof that the disposition of such shares to such Proposed Transferee would not be in contravention of the provisions of Section 4 and you will offer to sell the Shares at the Offered Price to the Company.

5.3 Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company or its assignee may, by giving written notice to you, elect to purchase all or any portion of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with Section 5.4.

5.4 Purchase Price. The purchase price for the Shares purchased under this Section 5 will be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the noncash consideration will be determined by the Board of Directors of the Company in good faith.

5.5 Payment of Purchase Price. Payment of the purchase price will be made, in the discretion of the Plan Administrator, either (a) in cash (by check), by cancellation of all or a portion of any of your outstanding indebtedness to the Company or such assignee, or by any combination thereof, within 30 days after receipt of the Notice or (b) in the manner and at the time(s) set forth in the Notice.

5.6 Effect of Transfer; Right of First Refusal Continues. If any of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee as provided in this Section 5, then you may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price; provided, that such sale or other transfer is consummated within 60 days after the date of the Notice, and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 5 will continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if you propose to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice will be given to the Company, and the Company or its assignee will again be offered the Right of First Refusal before any Shares held by you may be sold or otherwise transferred.

6.	Legends

You understand and agree that the Shares are subject to first refusal rights as set forth in this Agreement. You understand that any certificate(s) representing the Shares will bear legends in substantially the following form:

“The securities represented by this certificate are subject to certain restrictions on public resale and transfer and first refusal rights held by the issuer and/or its assignee(s) and may not be sold, assigned, transferred, encumbered or in any way disposed of except as set forth in a stock award agreement between the issuer and the original purchaser of these shares, a copy of which may be obtained at the principal office of the issuer. Such transfer restrictions and first refusal rights are binding on transferees of these shares.”

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or under applicable state securities laws. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The issuer of these securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that the proposed transfer or resale is in compliance with the Act and any applicable state securities laws.”

7.	Stop-Transfer Notices

You understand and agree that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

8.	Independent Tax Advice

You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving or disposing of the Shares. Prior to executing the Award Notice, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

9.	General Provisions

9.1 Assignment. The Company may assign its first refusal rights at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company’s Board of Directors, including, without limitation, one or more of the Company’s stockholders.

9.2 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

9.3 Cancellation of Shares. If the Company or its assignees exercises the Company’s first refusal rights in accordance with the provisions of this Agreement, then, from and after such time, the person from whom such Shares are to be sold will no longer have any rights as a recipient of such Shares, such Shares will be deemed purchased in accordance with the applicable provisions of this Agreement, and the Company or its assignees will be deemed the owner and recipient of such Shares, whether or not any certificates therefor have been delivered as required by this Agreement.

9.4 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Shares pursuant to the express provisions of this Agreement.

9.5 Agreement Is Entire Contract. This Agreement and the Award Notice constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede all prior oral and written agreements on the subject. This Agreement and the Award Notice are made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

9.6 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

9.7 No Employment or Service Contract. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, to terminate your employment or services on behalf of the Company, for any reason, with or without Cause.

9.8 Stockholder of Record. You will be recorded as a stockholder of the Company and will have, subject to the provisions of this Agreement and the Plan, all the rights of a stockholder with respect to the Shares.

9.9 Counterparts. The Award Notice may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

9.10 Governing Law. To the extent not otherwise governed by the laws of the United States, this Agreement will be construed and administered in accordance with and governed by the laws of the State of California without giving effect to principles of conflicts of law.